Exhibit 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX UPDATES REVENUE OUTLOOK FOR THIRD QUARTER

-- Manufacturing Yields Affect Shipment of High Demand Product --

Santa Clara, Calif. – Sept. 27, 2005 – Affymetrix, Inc., (Nasdaq: AFFX) today announced that due to low initial-production yields of its most advanced commercial product, the 500K Mapping Array Set, shipment volumes have been constrained. Based on preliminary financial data, the Company expects that for the third quarter ending September 30, 2005, its product and product related revenue will be $10 -12 million below previous guidance.

“During the third quarter, we experienced unusually low manufacturing yields on our new 500K Mapping Array Set.” stated Stephen P.A. Fodor, Ph.D. Founder, Chairman and CEO of Affymetrix. “While we have recently seen improving yields, these improvements occurred late in the quarter and we now project that we will be unable to manufacture enough product to meet our revenue target.”

Investors may listen to Affymetrix' management expand on this announcement and its financial implications by dialing domestic: 800-299-0148, international: 617-801-9711 on September 27, 2005 from 2:00 – 3:00 p.m. PT. A replay of this call will be available from 4:00 p.m. PT on September 27, 2005 until 5:00 p.m. PT on October 4, 2005 at the following numbers: domestic: 888-286-8010 international: 617-801-6888. The passcode for both is 43009590. A live webcast of the conference call can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com.

Affymetrix' management team will host a conference call on October 20, 2005 at 2:00 p.m. PT to review its operating results for the third quarter of 2005 and to provide financial guidance for the fourth quarter and full-year 2005. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (800) 399-7505, international: (706) 643-3963. A replay of this call will be available from 5:00 p.m. PT on October 20, 2005 until 5:00 p.m. PT on October 27, 2005 at the following numbers: domestic: (800) 642-1687; international: (706) 645-9291. The passcode for both is 9918940. An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix scientists invented the world's first high-density microarray in 1989 and began selling the first commercial microarray in 1994. Since then, Affymetrix GeneChip® technology has become the industry standard in molecular biology research. Affymetrix technology is used by the world's top pharmaceutical, diagnostic and biotechnology companies as well as leading academic, government and not-for-profit research institutes. More than 1,200 systems have been shipped around the world and nearly 3,000 peer-reviewed papers have been published using the technology. Affymetrix' patented photolithographic manufacturing process provides the most information capacity available today on an array, enabling researchers to use a whole-genome approach to analyze the relationship between genetics and health. Affymetrix is headquartered in Santa Clara, Calif., with manufacturing facilities in Sacramento, Calif., and Bedford, Mass. The company maintains important sales and marketing operations in Europe and Asia and has about 900 employees worldwide.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies,” or the like. Such statements, including Affymetrix’ financial outlook for the third quarter of 2005, are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: events related to completion of operations for the third quarter and the preparation of related financial statements; risks related to the Company's ability to achieve hoped-for manufacturing yields for the 500K Mapping Array Set and other products, including the ability to identify and resolve manufacturing problems; risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses, market acceptance and personnel retention; global economic conditions; the fluctuations in overall capital spending in the academic and biotechnology sectors; changes in government funding policies; unpredictable fluctuations in quarterly revenues; uncertainties related to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole source suppliers; uncertainties relating to FDA, and other regulatory approvals; risks relating to intellectual property of others; and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2004 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods as well as Affymetrix' registration statement on Form S-4 filed with the SEC containing a prospectus in connection with its proposed acquisition of ParAllele BioScience. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

NOTE:
Affymetrix, the Affymetrix logo, Powered by Affymetrix, and GeneChip are trademarks owned or used by Affymetrix, Inc.

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